Exhibit 99.1

Libbey Inc. 300 Madison Ave P.O. Box 10060 Toledo, OH 43699

NEWS RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Chris Hodges or Sam Gibbons	Lisa Fell
Alpha IR Group	Director of Corporate Communications
(312) 445-2870	(419) 325-2001
LBY@alpha-ir.com	lfell@libbey.com

FOR IMMEDIATE RELEASE
WEDNESDAY, FEBRUARY 24, 2016

LIBBEY INC. ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2015 FINANCIAL RESULTS

•	Strong quarterly net sales growth of 7.2 percent (constant currency) in the foodservice channel helped limit an overall net sales decline of 0.9 percent (constant currency)

•	Strong Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) margin in the quarter of 14.1 percent

•	Full-year net sales increased 1.7 percent (constant currency) versus prior year

TOLEDO, OHIO, FEBRUARY 24, 2016--Libbey Inc. (NYSE MKT: LBY), one of the largest glass tableware manufacturers in the world, today reported results for the fourth quarter and full-year 2015. The Company also announced that it has revised its reportable operating segments as: U.S. and Canada (reflects combination of U.S. and Canada Glass business and previous U.S. Sourcing segment); Latin America; Europe, Middle East and Africa (EMEA); and Other. The Company will disclose 2015 quarterly results and three years of full-year financial results (2013 - 2015) for these new segments within its Form 10-K for the year ended December 31, 2015.

Fourth Quarter Financial Highlights

•	Net sales for fourth quarter 2015 were $219.1 million, compared to $231.4 million in fourth quarter 2014, a decrease of 5.3 percent (or a decrease of 0.9 percent excluding currency fluctuation).

•
Net income for fourth quarter 2015 was $32.1 million, compared to net income of $19.8 million in the prior-year fourth quarter. Adjusted net income (see Table 1) for fourth quarter 2015 was $9.1 million, compared to $11.9 million recorded in the same period of 2014.

•	Adjusted EBITDA (see Table 3) for fourth quarter 2015 was $31.0 million, compared to $30.7 million in the prior-year fourth quarter.

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Libbey Inc.

“Libbey made progress during 2015 on the Own the Moment strategy, despite the challenging market conditions,” said William A. Foley, chairman and chief executive officer of Libbey Inc. “We have the right long-term vision, and the core foundation of our Own the Moment strategy is absolutely correct. We must continue our evolution to become a faster-paced, customer and consumer-focused business. We have an excellent leadership team in place that is focused on a number of operational improvements that will simplify our business, allow us to respond faster to customer needs, become a true innovator of new products and become more competitive in the markets in which we compete.”

Fourth Quarter Segment Sales and Operational Review

•
Net sales in the U.S. and Canada segment were $139.8 million, compared to $138.2 million in the fourth quarter 2014, an increase of 1.1 percent (or an increase of 1.3 percent excluding currency impact). Foodservice sales remained strong during the quarter, growing 9.0 percent versus last year, partially offset with a reduction in net sales primarily as a result of softness in the retail and business-to-business channels.

•
Net sales in the Latin America segment were $40.2 million, compared to $48.5 million in fourth quarter 2014, a decrease of 17.1 percent (or a decrease of 5.8 percent excluding currency impact), due to a heightened competitive environment and weakness in the retail channel.

•
Net sales in the EMEA segment were $31.5 million, compared to $36.2 million in fourth quarter 2014, a decrease of 13.0 percent (or a decrease of 1.3 percent excluding currency impact), due to softness in the retail channel.

•
Net sales in Other were $7.7 million in fourth quarter 2015, compared to $8.5 million in the comparable prior-year quarter, reflecting a decrease of 9.8 percent (or a decrease of 5.7 percent excluding currency impact) in the Asia Pacific region.

•
The Company recorded a tax benefit of $39.7 million for fourth quarter 2015, compared to a provision of $3.9 million in same period in 2014. The benefit recorded for fourth quarter 2015 includes a tax benefit of $43.8 million related to the reversal of substantially all of the remaining valuation allowance recorded against U.S. deferred tax assets. In addition, the effective rate in both years was generally influenced by foreign earnings with differing statutory rates, foreign withholding tax, accruals related to uncertain tax positions, non-taxable foreign translation gains and other activity in jurisdictions with recorded valuation allowances.

Full-Year Financial Highlights

•
Net sales for the full year were $822.3 million, compared to $852.5 million for the full year of 2014, a decrease of 3.5 percent (or an increase of 1.7 percent excluding currency fluctuation). During 2015, foodservice net sales for the Company were up 5.8 percent versus prior year (or 8.0 percent in constant currency).

•
Net income for 2015 was $66.3 million, compared to net income of $5.0 million in 2014. Net income was favorably impacted by the reversal of substantially all of the remaining valuation allowance recorded against U.S. deferred tax assets of $43.8 million. Last year’s net income included a $47.2 million charge for the retirement of debt during the period. Adjusted net income (see Table 2) for 2015 was $47.8 million, compared to $50.7 million recorded in 2014.

•	Adjusted EBITDA (see Table 3) for 2015 was $116.1 million, compared to $123.4 million in 2014.

•
In 2015, Libbey repurchased 412,473 shares at an average price of $37.03. The Company has approximately 1.05 million shares available for repurchase at December 31, 2015, under the current board authorization.

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Libbey Inc.

Full-Year Segment Sales and Operational Review

•
Net sales in the U.S and Canada segment were $497.7 million in 2015, compared to $482.1 million in 2014, an increase of 3.2 percent (or an increase of 3.4 percent excluding currency fluctuation). Sales performance was led by a 7.5 percent increase in sales within the segment’s foodservice channel. Partially offsetting this increased performance was a decrease in the segment’s retail channel of 2.5 percent (or 2.2 percent decrease excluding currency impact).

•	Net sales in the Latin America segment decreased 12.1 percent (or down 1.3 percent excluding currency impact) to $167.1 million, compared to $190.1 million in 2014.

•	Net sales in the EMEA segment decreased 16.9 percent (or down 1.4 percent excluding currency impact) to $122.7 million, compared to $147.6 million in 2014.

•
Sales in Other were $34.9 million, compared to $32.7 million in the prior-year. This increase was the result of a 6.6 percent increase in sales (8.7 percent excluding currency impact) in the Asia Pacific region.

•
Interest expense for 2015 was $18.5 million, a decrease of $4.4 million compared to $22.9 million in the year-ago period, primarily driven by lower interest rates as a result of the refinancing completed during the second quarter of 2014.

•
The Company recorded a tax benefit of $38.2 million for 2015, compared to a provision of $8.6 million for 2014. The benefit recorded for full-year 2015 includes a tax benefit of $43.8 million related to the reversal of substantially all of the remaining valuation allowance against its U.S. deferred tax assets. In addition, the effective tax rate was generally influenced by foreign earnings with differing statutory rates, foreign withholding tax, accruals related to uncertain tax positions, non-taxable foreign translation gains and other activity in jurisdictions with recorded valuation allowances.

Balance Sheet and Liquidity

•
Libbey reported that it had available capacity of $91.0 million under its ABL credit facility at December 31, 2015, with no loans currently outstanding. The Company also had cash on hand of $49.0 million at December 31, 2015.

•
At December 31, 2015, working capital, defined as inventories and accounts receivable less accounts payable, was $200.8 million, an increase of $22.4 million compared to $178.4 million at December 31, 2014 (see Table 5). The increase was a result of higher inventories, higher accounts receivable and lower accounts payable.

Sherry Buck, chief financial officer, commented: “In 2016, we plan to maintain our balanced approach to capital allocation. In addition to improving free cash flow generation during 2016, we plan to further our progress on achieving our stated leverage ratio targets and to return capital to shareholders through our share repurchase program and our dividend policy, which was recently increased 5 percent to $0.46 per share annually."

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Libbey Inc.

2016 Outlook

Taking into consideration the slowing global economy and the challenging competitive environment, the Company expects for full-year 2016:

•	Sales growth of approximately 1 percent, as reported, from $822.3 million to approximately $830 million

•	Adjusted EBITDA margins of approximately 14 percent

•	Capital expenditures in the range of $50 million to $55 million

Webcast Information

Libbey will hold a conference call for investors on Wednesday, February 24, 2016, at 11 a.m. Eastern Standard Time. The conference call will be webcast live on the Internet and is accessible from the Investor Relations' section of www.libbey.com. To listen to the call, please go to the website at least 10 minutes early to register, download and install any necessary software. A replay will be available for 7 days after the conclusion of the call.

About Libbey Inc.

Based in Toledo, Ohio, Libbey Inc. is one of the largest glass tableware manufacturers in the world. Libbey Inc. operates manufacturing plants in the U.S., Mexico, China, Portugal and the Netherlands. In existence since 1818, the Company supplies tabletop products to retail, foodservice and business-to-business customers in over 100 countries. Libbey's global brand portfolio, in addition to its namesake brand, includes Crisa®, Royal Leerdam®, World® Tableware, Syracuse® China, and Crisal Glass®. In 2015, Libbey Inc.'s net sales totaled $822.3 million. Additional information is available at www.libbey.com.

Caution on Forward-Looking Statements

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company's best assessment at this time and are indicated by words or phrases such as "goal," "expects," " believes," "will," "estimates," "anticipates," or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty and that actual results may differ materially from these statements. Investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on March 13, 2015. Important factors potentially affecting performance include but are not limited to risks related to our ability to borrow under our ABL credit agreement; increased competition from foreign suppliers endeavoring to sell glass tableware, ceramic dinnerware and metalware in the United States and Mexico; the impact of lower duties for imported products; global economic conditions and the related impact on consumer spending levels; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico, Western Europe and Asia, caused by terrorist attacks or otherwise; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; high levels of indebtedness; high interest rates that increase the Company's borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; protracted work stoppages related to collective bargaining agreements; increases in expense associated with higher medical costs, increased pension expense associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar and the Euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of high inflation in Mexico and exchange rate changes to the value of the Mexican peso and the earnings and cash flow of Libbey Mexico, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the Company's operations or within the intended time periods; and whether the Company completes any significant acquisition and whether such

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Libbey Inc.

acquisitions can operate profitably. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release

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Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)
(unaudited)

	Three months ended December 31,
	2015	2014

Net sales	$219,145	$231,418
Freight billed to customers	810	762
Total revenues	219,955	232,180
Cost of sales (1)	190,703	171,956
Gross profit	29,252	60,224
Selling, general and administrative expenses (1)	33,717	32,732
Income (loss) from operations	(4,465)	27,492
Other income (1)	1,603	1,011
Earnings (loss) before interest and income taxes	(2,862)	28,503
Interest expense	4,722	4,882
Income (loss) before income taxes	(7,584)	23,621
Provision (benefit) for income taxes (1)	(39,692)	3,864
Net income	$32,108	$19,757

Net income per share:
Basic	$1.47	$0.90
Diluted	$1.45	$0.88
Dividends declared per share	$0.11	$—

Weighted average shares:
Outstanding	21,819	21,861
Diluted	22,111	22,332

(1) Refer to Table 1 for Special Items detail.

Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)
(unaudited)

	Year ended December 31,
	2015	2014

Net sales	$822,345	$852,492
Freight billed to customers	2,885	3,400
Total revenues	825,230	855,892
Cost of sales (1)	648,902	652,747
Gross profit	176,328	203,145
Selling, general and administrative expenses (1)	132,607	121,909
Income from operations	43,721	81,236
Loss on redemption of debt (1)	—	(47,191)
Other income (1)	2,880	2,351
Earnings before interest and income taxes	46,601	36,396
Interest expense	18,484	22,866
Income before income taxes	28,117	13,530
Provision (benefit) for income taxes (1)	(38,216)	8,567
Net income	$66,333	$4,963

Net income per share:
Basic	$3.04	$0.23
Diluted	$2.99	$0.22
Dividends declared per share	$0.44	$—

Weighted average shares:
Outstanding	21,817	21,716
Diluted	22,159	22,184

(1) Refer to Table 2 for Special Items detail.

Libbey Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31, 2015	December 31, 2014
	(unaudited)
ASSETS:
Cash and cash equivalents	$49,044	$60,044
Accounts receivable — net	94,379	91,106
Inventories — net	178,027	169,828
Other current assets	19,326	27,701
Total current assets	340,776	348,679

Pension asset	977	848
Purchased intangibles — net	16,364	17,771
Goodwill	164,112	164,112
Deferred income taxes	48,662	5,566
Other assets	9,019	7,984
Total other assets	239,134	196,281
Property, plant and equipment — net	272,534	277,978
Total assets	$852,444	$822,938

LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$71,560	82,485
Salaries and wages	27,266	29,035
Accrued liabilities	45,179	42,638
Accrued income taxes	4,009	2,010
Pension liability (current portion)	2,297	1,488
Non-pension postretirement benefits (current portion)	4,903	4,800
Derivative liability	4,265	2,653
Deferred income taxes	—	3,633
Long-term debt due within one year	4,747	7,658
Total current liabilities	164,226	176,400

Long-term debt	426,272	430,272
Pension liability	44,274	56,462
Non-pension postretirement benefits	55,282	63,301
Deferred income taxes	2,822	5,893
Other long-term liabilities	11,186	13,156
Total liabilities	704,062	745,484

Common stock and capital in excess of par value	330,974	331,609
Treasury stock	(4,448)	(1,060)
Retained deficit	(57,912)	(114,648)
Accumulated other comprehensive loss	(120,232)	(138,447)
Total shareholders’ equity	148,382	77,454
Total liabilities and shareholders’ equity	$852,444	$822,938

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Three months ended December 31,
	2015	2014
Operating activities:
Net income	$32,108	$19,757
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,426	9,551
Loss on asset sales and disposals	177	427
Change in accounts receivable	1,390	16,517
Change in inventories	19,898	17,995
Change in accounts payable	5,190	2,969
Accrued interest and amortization of discounts and finance fees	345	310
Pension & non-pension postretirement benefits, net	17,412	(3,299)
Accrued liabilities & prepaid expenses	(8,660)	(3,605)
Income taxes	(40,078)	3,310
Share-based compensation expense	368	1,537
Excess tax benefit from share-based compensation arrangements	(2,797)	—
Other operating activities	(2,728)	(655)
Net cash provided by operating activities	34,051	64,814

Investing activities:
Additions to property, plant and equipment	(6,656)	(15,865)
Proceeds from furnace malfunction insurance recovery	—	(1,996)
Proceeds from asset sales and other	5	17
Net cash used in investing activities	(6,651)	(17,844)

Financing activities:
Borrowings on ABL credit facility	18,400	28,300
Repayments on ABL credit facility	(25,400)	(37,200)
Other repayments	—	(547)
Repayments on Term Loan B	(1,100)	(1,100)
Stock options exercised	4	1,690
Excess tax benefit from share-based compensation arrangements	2,797	—
Dividends	(2,400)	—
Treasury shares purchased	—	(1,060)
Net cash used in financing activities	(7,699)	(9,917)

Effect of exchange rate fluctuations on cash	(758)	(1,098)
Increase in cash	18,943	35,955

Cash & cash equivalents at beginning of period	30,101	24,089
Cash & cash equivalents at end of period	$49,044	$60,044

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Year ended December 31,
	2015	2014
Operating activities:
Net income	$66,333	$4,963
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,712	40,388
Loss on asset sales and disposals	567	674
Change in accounts receivable	(6,312)	(1,808)
Change in inventories	(12,006)	(10,828)
Change in accounts payable	(3,466)	5,088
Accrued interest and amortization of discounts and finance fees	1,291	2,039
Call premium on senior notes	—	37,348
Write-off of finance fees on senior notes	—	9,086
Pension & non-pension postretirement benefits, net	18,865	(879)
Restructuring	—	(289)
Accrued liabilities & prepaid expenses	4,140	(7,222)
Income taxes	(45,003)	885
Share-based compensation expense	5,917	5,283
Excess tax benefit from share-based compensation arrangements	(2,797)	—
Other operating activities	(4,142)	(2,857)
Net cash provided by operating activities	66,099	81,871

Investing activities:
Additions to property, plant and equipment	(48,136)	(54,393)
Proceeds from furnace malfunction insurance recovery	—	2,350
Proceeds from asset sales and other	7	24
Net cash used in investing activities	(48,129)	(52,019)

Financing activities:
Borrowings on ABL credit facility	62,900	83,000
Repayments on ABL credit facility	(62,900)	(83,000)
Other repayments	(3,267)	(5,863)
Other borrowings	—	5,214
Payments on 6.875% senior notes	—	(405,000)
Proceeds from Term Loan B	—	438,900
Repayments on Term Loan B	(4,400)	(2,200)
Call premium on senior notes	—	(37,348)
Stock options exercised	3,338	4,571
Excess tax benefit from share-based compensation arrangements	2,797	—
Debt issuance costs and other	—	(6,959)
Dividends	(9,597)	—
Treasury shares purchased	(15,275)	(1,060)
Net cash used in financing activities	(26,404)	(9,745)

Effect of exchange rate fluctuations on cash	(2,566)	(2,271)
Increase (decrease) in cash	(11,000)	17,836

Cash & cash equivalents at beginning of year	60,044	42,208
Cash & cash equivalents at end of year	$49,044	$60,044

In accordance with the SEC’s Regulation G, tables 1 through 6 provide non-GAAP measures used in this earnings release and a reconciliation to the most closely related Generally Accepted Accounting Principle (GAAP) measure. Libbey believes that providing supplemental non-GAAP financial information is useful to investors in understanding Libbey's core business and trends. In addition, it is the basis on which Libbey's management assesses performance. Although Libbey believes that the non-GAAP financial measures presented enhance investors' understanding of Libbey's business and performance, these non-GAAP measures should not be considered an alternative to GAAP.

Table 1
Reconciliation of "As Reported" Results to "As Adjusted" Results - Quarter
(dollars in thousands, except per-share amounts)
(unaudited)
	Three months ended December 31,
	2015			2014
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$219,145	$—	$219,145	$231,418	$—	$231,418
Freight billed to customers	810	—	810	762	—	762
Total revenues	219,955	—	219,955	232,180	—	232,180
Cost of sales	190,703	17,071	173,632	171,956	(10,349)	182,305
Gross profit	29,252	(17,071)	46,323	60,224	10,349	49,875
Selling, general and administrative expenses	33,717	5,416	28,301	32,732	1,649	31,083
Income (loss) from operations	(4,465)	(22,487)	18,022	27,492	8,700	18,792
Other income	1,603	93	1,510	1,011	(1,317)	2,328
Earnings (loss) before interest and income taxes	(2,862)	(22,394)	19,532	28,503	7,383	21,120
Interest expense	4,722	—	4,722	4,882	—	4,882
Income (loss) before income taxes	(7,584)	(22,394)	14,810	23,621	7,383	16,238
Provision (benefit) for income taxes	(39,692)	(45,421)	5,729	3,864	(482)	4,346
Net income	$32,108	$23,027	$9,081	$19,757	$7,865	$11,892

Net income per share:
Basic	$1.47	$1.06	$0.42	$0.90	$0.36	$0.54
Diluted	$1.45	$1.04	$0.41	$0.88	$0.35	$0.53

Weighted average shares:
Outstanding	21,819			21,861
Diluted	22,111			22,332

	Three months ended December 31, 2015
Special Items Detail - (Income) Expense:	Reorganization Charges(1)	Executive Terminations	Pension Settlement (2)	Derivatives (3)	Environmental Obligation (4)	U.S. Valuation Allowance Release	Total Special Items
Cost of sales	$—	$—	$17,037	$—	$34	$—	$17,071
SG&A	125	635	4,656	—	—	—	5,416
Other (income) expense	—	—	—	(93)	—	—	(93)
Income taxes	(1,268)	(318)	—	27	(57)	(43,805)	(45,421)
Total Special Items	$(1,143)	$317	$21,693	$(66)	$(23)	$(43,805)	$(23,027)

	Three months ended December 31, 2014
Special Items Detail - (Income) Expense:	Environmental Obligation (4)	Furnace Malfunction (5)	Pension Settlement	Executive Termination	Derivatives (3)	Total Special Items
Cost of sales	$315	$(10,664)	$—	$—	$—	$(10,349)
SG&A	—	—	774	875	—	1,649
Other (income) expense	—	—	—	—	1,317	1,317
Income taxes	—	—	(87)	—	(395)	(482)
Total Special Items	$315	$(10,664)	$687	$875	$922	$(7,865)

(1) Management reorganization to support our growth strategy.

(2) The pension settlement charge in the fourth quarter of 2015 relates to EMEA unwinding direct ownership of its Dutch defined benefit pension plan.
(3) Derivatives relate to hedge ineffectiveness on our natural gas contracts and interest rate swap as well as mark-to-market adjustments on our natural gas contracts that have been de-designated and those for which we did not elect hedge accounting.
(4) Environmental obligation relates to our assessment of Syracuse China Company as a potentially responsible party with respect to the Lower Ley Creek sub-site of the Onondaga Lake Superfund site.
(5) Furnace malfunction relates to loss of production, net of insurance recoveries, at our Toledo, Ohio, manufacturing facility.

Table 2
Reconciliation of "As Reported" Results to "As Adjusted" Results - Year
(dollars in thousands, except per-share amounts)
(unaudited)
	Year ended December 31,
	2015			2014
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$822,345	$—	$822,345	$852,492	$—	$852,492
Freight billed to customers	2,885	—	2,885	3,400	—	3,400
Total revenues	825,230	—	825,230	855,892	—	855,892
Cost of sales	648,902	17,194	631,708	652,747	(3,482)	656,229
Gross profit	176,328	(17,194)	193,522	203,145	3,482	199,663
Selling, general and administrative expenses	132,607	9,842	122,765	121,909	1,649	120,260
Income from operations	43,721	(27,036)	70,757	81,236	1,833	79,403
Loss on redemption of debt	—	—	—	(47,191)	(47,191)	—
Other income	2,880	218	2,662	2,351	(1,247)	3,598
Earnings before interest and income taxes	46,601	(26,818)	73,419	36,396	(46,605)	83,001
Interest expense	18,484	—	18,484	22,866	—	22,866
Income before income taxes	28,117	(26,818)	54,935	13,530	(46,605)	60,135
Provision (benefit) for income taxes	(38,216)	(45,392)	7,176	8,567	(823)	9,390
Net income	$66,333	$18,574	$47,759	$4,963	$(45,782)	$50,745

Net income per share:
Basic	$3.04	$0.85	$2.19	$0.23	$(2.11)	$2.34
Diluted	$2.99	$0.84	$2.16	$0.22	$(2.06)	$2.29

Weighted average shares:
Outstanding	21,817			21,716
Diluted	22,159			22,184

	Year ended December 31, 2015
Special Items Detail - (Income) Expense:	Reorganization Charges(1)	Pension Settlement (2)	Executive Terminations	Derivatives(3)	Environmental Obligation(4)	U.S. Valuation Allowance Release	Total Special Items
Cost of sales	$—	$17,037	$—	$—	$157	$—	$17,194
SG&A	4,316	4,656	870	—	—	—	9,842
Other (income) expense	—	—	—	(218)	—	—	(218)
Income taxes	(1,277)	—	(318)	65	(57)	(43,805)	(45,392)
Total Special Items	$3,039	$21,693	$552	$(153)	$100	$(43,805)	$(18,574)

	Year ended December 31, 2014
Special Items Detail - (Income) Expense:	Debt Costs (5)	Furnace Malfunction(6)	Restructuring Charges (7)	Pension Settlement	Environmental Obligation(4)	Executive Termination	Derivatives(3)	Total Special Items
Cost of sales	$—	$(4,782)	$985	$—	$315	$—	$—	$(3,482)
SG&A	—	—	—	774	—	875	—	1,649
Loss on redemption of debt	47,191	—	—	—	—	—	—	47,191
Other (income) expense	—	—	—		—	—	1,247	1,247
Income taxes	—	(45)	(296)	(87)	—	—	(395)	(823)
Total Special Items	$47,191	$(4,827)	$689	$687	$315	$875	$852	$45,782
1) Management reorganization to support our growth strategy.
(1) Management reorganization to support our growth strategy. t
(2) The 2015 pension settlement charge relates to EMEA unwinding direct ownership of its Dutch defined benefit pension plan.

(3) Derivatives relate to hedge ineffectiveness on our natural gas contracts and interest rate swap as well as mark-to-market adjustments on our natural gas contracts that have been de-designated and those for which we did not elect hedge accounting.
(4) Environmental obligation relates to our assessment of Syracuse China Company as a potentially responsible party with respect to the Lower Ley Creek sub-site of the Onondaga Lake Superfund site.
(5) Debt costs include the write-off of unamortized finance fees and call premium payments on the $405.0 million senior notes redeemed in April and May 2014 and the write-off of the debt carrying value adjustment related to the termination of the $45.0 million interest rate swap.
(6) Furnace malfunction relates to loss of production at our Toledo, Ohio, manufacturing facility.
(7) Restructuring charges relate to discontinuing production of certain glassware in North America and reducing manufacturing capacity at our Shreveport, Louisiana, manufacturing facility.

Table 3
Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA
(dollars in thousands)
(unaudited)
	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Reported net income	$32,108	$19,757	$66,333	$4,963
Add:
Interest expense	4,722	4,882	18,484	22,866
Provision (benefit) for income taxes	(39,692)	3,864	(38,216)	8,567
Depreciation and amortization	11,426	9,551	42,712	40,388
EBITDA	8,564	38,054	89,313	76,784
Add: Special items before interest and taxes	22,394	(7,383)	26,818	46,605
Adjusted EBITDA	$30,958	$30,671	$116,131	$123,389

Net sales	$219,145	$231,418	$822,345	$852,492
Adjusted EBITDA margin	14.1%	13.3%	14.1%	14.5%

Table 4
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(dollars in thousands)
(unaudited)
	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Net cash provided by operating activities	$34,051	$64,814	$66,099	$81,871
Capital expenditures	(6,656)	(15,865)	(48,136)	(54,393)
Proceeds from furnace malfunction insurance recovery	—	(1,996)	—	2,350
Proceeds from asset sales and other	5	17	7	24
Free Cash Flow	$27,400	$46,970	$17,970	$29,852

Table 5
Reconciliation to Working Capital
(dollars in thousands)
(unaudited)
	December 31, 2015	September 30, 2015	December 31, 2014
Add:
Accounts receivable	$94,379	$96,738	$91,106
Inventories	178,027	199,115	169,828
Less: Accounts payable	71,560	63,921	82,485
Working Capital	$200,846	$231,932	$178,449

Table 6
Summary Business Segment Information
(dollars in thousands) (unaudited)	Three months ended December 31,		Year ended December 31,
Net Sales:	2015	2014	2015	2014

U.S. & Canada (1)	$139,774	$138,221	$497,728	$482,094
Latin America (2)	40,231	48,507	167,069	190,079
EMEA (3)	31,457	36,174	122,664	147,587
Other (4)	7,683	8,516	34,884	32,732
Consolidated	$219,145	$231,418	$822,345	$852,492

Segment Earnings Before Interest & Taxes (Segment EBIT) (5) :
U.S. & Canada (1)	$23,389	$16,681	$80,406	$72,546
Latin America (2)	3,646	9,935	22,017	32,909
EMEA (3)	(23)	2,654	1,251	5,726
Other (4)	539	343	4,390	2,378
Segment EBIT	$27,551	$29,613	$108,064	$113,559

Reconciliation of Segment EBIT to Net Income:
Segment EBIT	$27,551	$29,613	$108,064	$113,559
Retained corporate costs (6)	(8,019)	(8,493)	(34,645)	(30,558)
Consolidated Adjusted EBIT	19,532	21,120	73,419	83,001
Loss on redemption of debt	—	—	—	(47,191)
Pension settlement	(21,693)	(774)	(21,693)	(774)
Furnace malfunction	—	10,664	—	4,782
Environmental obligation	(34)	(315)	(157)	(315)
Reorganization charges	(125)	—	(4,316)	—
Restructuring charges	—	—	—	(985)
Derivatives	93	(1,317)	218	(1,247)
Executive terminations	(635)	(875)	(870)	(875)
Special items before interest and taxes	(22,394)	7,383	(26,818)	(46,605)
Interest expense	(4,722)	(4,882)	(18,484)	(22,866)
Income tax benefit (expense)	39,692	(3,864)	38,216	(8,567)
Net income	$32,108	$19,757	$66,333	$4,963

Depreciation & Amortization:
U.S. & Canada (1)	$3,425	$2,339	$12,214	$10,319
Latin America (2)	4,361	3,559	14,738	12,562
EMEA (3)	2,065	2,073	8,510	10,061
Other (4)	1,421	1,463	5,855	6,179
Corporate	154	117	1,395	1,267
Consolidated	$11,426	$9,551	$42,712	$40,388
(1) U.S. & Canada—includes worldwide sales of manufactured and sourced glass tableware and sourced ceramic dinnerware, metal tableware, hollowware and serveware having an end market destination in the U.S and Canada excluding glass products for Original Equipment Manufacturers (OEM), which remain in the Latin America segment.
(2) Latin America—includes primarily worldwide sales of manufactured and sourced glass tableware having an end market destination in Latin America including glass products for OEMs that have an end market destination outside of Latin America.
(3) EMEA—includes primarily worldwide sales of manufactured and sourced glass tableware having an end market destination in Europe, the Middle East and Africa.
(4) Other—includes primarily worldwide sales of manufactured and sourced glass tableware having an end market destination in Asia Pacific.
(5) Segment EBIT represents earnings before interest and taxes and excludes amounts related to certain items we consider not representative of ongoing operations as well as certain retained corporate costs and other allocations that are not considered by management when evaluating performance.
(6) Retained corporate costs includes certain headquarter, administrative and facility costs, and other costs that are not allocable to the reporting segments.